GRANDALL LAW FIRM (BEIJING)

November 8, 2011

KBS International Holdings Inc.
Xin Fengge Building
Yupu Industrial Park
Shishi City, Fujian Province 362700
People’s Republic of China

          Re: Consent Letter

To Whom It May Concern:

          In connection with KBS International Holdings Inc.’s registration statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2011, as the same may be amended from time to time (the “Registration Statement”), we, Grandall Law Firm (Beijing), hereby consent to the use of our name under the captions of “Risk Factors – Risks Related to Doing Business in China – You may have difficulty enforcing judgments against us.” and “Description of Property”, we expressly consent to the use of the statements “Our counsel as to PRC law, Grandall Law Firm (Beijing), has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law.” under the caption “Risk Factors – Risks Related to Doing Business in China – You may have difficulty enforcing judgments against us.” and “We have been advised by our PRC legal counsel, Grandall Law Firm  (Beijing), that the lease term may effectively end on December 31, 2025 pursuant to PRC law, although the lease agreement provides that its term ends on April 22, 2052.” under the caption “Description of Property” and we consent to the use of the summary of the matters relating to the law of the People’s Republic of China contained in the Registration Statement, including the statements under the captions “The Company – Our Corporate History and Structure”, “Risk Factors –Risks Related to Doing Business in China”, “Our Corporate History and Structure – Our Corporate History and Background –Corporate History”, “Our Business – Regulation”, “Management’s Discussion and Analysis of Financial Condition and Result of Operations - Obligations Under Material Contacts”, and “Description of Property”, as required under Rule 436 of the Securities Act of 1933, as amended.

          In addition, we hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement.

Sincerely yours,
/s/ Grandall Law Firm (Beijing)
Grandall Law Firm (Beijing)